UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 11, 2009
GENERAL MOTORS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
EX-10.1

ITEM 1.01	Entry into a Material Definitive Agreement
On February 11, 2009, General Motors Corporation (“GM”) entered into the First Amendment and Consent (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of June 20, 2006 (the “Credit Agreement”) among GM, General Motors of Canada Limited (“GM Canada”), Saturn Corporation (“Saturn”), Citicorp USA, Inc., as administrative agent for the Lenders thereunder, JPMorgan Chase Bank, N.A., as syndication agent, and the several banks and other financial institutions from time to time parties thereto as lenders (the “Lenders”). GM entered into negotiations to amend certain covenants in the Credit Agreement relating to restrictions on liens to permit the grant of junior liens for the benefit of the U.S. Department of the Treasury (the “U.S. Treasury”) to secure obligations under the Loan and Security Agreement dated as of December 31, 2008 between the U.S. Treasury and GM and certain of its U.S. subsidiaries (the “Treasury Loan”) and modify the requirement that GM deliver consolidated annual financial statements for 2008 accompanied by an opinion of its independent public accountants that does not include a “going concern” qualification.
Under the Amendment and related agreements, the covenants relating to restrictions on liens on assets securing the obligations under the Credit Agreement (the “Revolver Collateral”) that are owned by GM or Saturn were modified to permit the grant of junior liens for the benefit of the U.S. Treasury to secure obligations under the Treasury Loan or any agreement refinancing the Treasury Loan Agreement on market-based, arms-length terms (the “UST Replacement Loan”) and additional extensions of credit provided by a branch of the U.S. government (collectively with the Treasury Loan and the UST Replacement Loan, the “U.S. Government Funding”). If at any time during which a majority of the principal under any tranche of the U.S. Government Funding is held by lenders other than entities controlled by the government of the United States or of Canada (“Non-Government Lenders”), the interest rate (or other pricing) applicable to extensions of credit of more than $1 billion in principal under such tranche is higher than the interest rate (or other pricing applicable to outstanding loans under the Credit Agreement, the interest rate applicable to such loans will be increased to a rate equal to the weighted average interest rate (or other pricing) applicable to extensions of credit under such tranche of the U.S. Government Funding. Any optional prepayment of any tranche of the U.S. Government Funding or of indebtedness of GM Canada secured by Revolver Collateral owned by GM Canada (the “Additional Canadian Debt”) at the time that a majority of the principal under such tranche are held by Non-Government Lenders will require a pro rata prepayment and commitment reduction under the Credit Agreement. If the final maturity date of any tranche of the U.S. Government Funding will occur before July 20, 2011 and 30 days prior to such early maturity date the majority of the obligations under such tranche are held by Non-Government Lenders, then loans outstanding under the Credit Agreement in an amount equal to the principal amount under such tranche to be paid on such early maturity date must be repaid, and commitments under the Credit Agreement equal to the repaid loans will automatically be terminated.
Other significant provisions of the Amendment related to collateral include:
•	The secured revolving Lenders were provided with a junior priority lien on the collateral pledged to secure GM’s obligations under the Treasury Loan and agreed to subordinate such junior liens to liens on the same collateral securing creditors under prospective financings, including refinancing of currently unsecured debt.

•	Any Canadian governmental authority (including Export Development Corporation (Canada)) that provides secured financing to GM or any of its subsidiaries may be offered a junior lien on the Revolver Collateral owned by GM Canada.

•	The value of Revolver Collateral that is subject to junior liens securing obligations under any U.S. Government Funding or Additional Canadian Debt will not be excluded from the determination of the value of U.S. Collateral or Canadian Collateral (as defined in the Credit Agreement), respectively, under the Credit Agreement.
Under the Amendment the Lenders agreed to waive the requirement to secure the obligations under the Credit Agreement equally and ratably with liens on assets comprising Principal Domestic Manufacturing Property if such assets are to be subject to a lien securing any other obligations in either of the following circumstances:
•	None of GM’s other loan agreements or other credit documents provides a similar requirement, or

•	GM pledges such assets in connection with a balance sheet restructuring negotiated between GM and its creditors.
The Amendment provided additional events of default under the Credit Agreement for:
•	An event of default under the documents relating to any U.S. Government Funding or Additional Canadian Debt that continue for 20 business days, or

•	GM’s failure under its existing term loan agreement to deliver consolidated annual financial statements accompanied by an opinion of its independent public accountants that does not include a “going concern” qualification if such failure is not waived by the lenders under such agreement or remedied during an initial 15-day grace period and GM does not remedy such failure within 30 days after the Lenders have given notice of such failure.
The requirement in the Credit Agreement to deliver consolidated annual financial statements without a “going concern” paragraph in the accompanying opinion has been modified by the Amendment to exclude the opinion to be provided with the consolidated annual financial statements for the fiscal year ended December 31, 2008.
The Amendment also added a covenant providing that GM may pay cash dividends to its stockholders only if such payment is permitted or consented to under the documents relating to any U.S. Government Funding.
Finally under the Amendment the parties agreed to a minimum LIBOR rate and an increase in the interest and default rates, all consistent with the terms of the Treasury Loan, and GM agreed to pay certain fees to the administrative agent and to the Lenders that consented to the Amendment.

ITEM 9.01	Financial Statements and Exhibits

Number	Description

10.1	First Amendment and Consent dated February 11, 2009 to the Amended and Restated Credit Agreement dated as of June 20, 2006 among General Motors Corporation, General Motors of Canada Limited, Saturn Corporation, Citicorp USA, Inc., as administrative agent for the Lenders thereunder, JPMorgan Chase Bank, N.A., as syndication agent, and the several banks and other financial institutions from time to time parties thereto as lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)
Date: February 18, 2009	By:	/s/NICK S. CYPRUS
(Nick S. Cyprus
Controller and Chief Accounting Officer)